                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ________________

                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                              DATALINK.NET, INC.
                 (Formerly Named Datalink Systems Corporation)
                 ---------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                  Nevada                                   36-3574355
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


         1735 Technology Drive, Suite 790, San Jose, California 95110
                                (408) 367-1700
         -------------------------------------------------------------
         (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                         Anthony N. LaPine, President
         1735 Technology Drive, Suite 790, San Jose, California 95110
                                (408) 367-1700
         -------------------------------------------------------------
           (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             Taliesin Durant, Esq.
                              Datalink.net, Inc.
                       1735 Technology Drive, Suite 790
                              San Jose, CA 95110

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering: [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                   Proposed
                                                   Maximum             Proposed Maximum
Title of Each Class of           Amount to be      Offering Price      Aggregate Offering       Amount of
Securities to be Registered      Registered        Per Share           Price                    Registration Fee
Common Stock, $.01               3,000,000 (1)     $1.875 (2)          $ 5,625,000              $ 1406.25
Par Value
---------------------------------------------------------------------------------------------------------------------

         1. In accordance with Rule 416 under the Securities Act of 1933, this registration statement covers an aggregate of up to 3,000,000 shares of common stock, $.01 par value, to be offered from time to time. A prospectus supplement will be delivered along with the Prospectus when such securities become issuable.

         2. Based upon the average of the high and low sale price of the common stock as reported by the American Stock Exchange on January 2, 2001, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS SUBJECT TO COMPLETION DATED ________  ___, 2001


The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              DATALINK.NET, INC.

                                    [LOGO]

                       3,000,000 SHARES OF COMMON STOCK

                         _____________________________

     This prospectus will allow us to issue securities over time. This means:

-    we will provide a prospectus supplement each time we issue securities;

- the prospectus supplement will inform you about the specific terms of that offering and also may add, update or change information contained in this document; and

- you should read this document and any prospectus supplement carefully before you invest.

     Our shares of common stock are traded on the American Stock Exchange under the symbol "DLK." On January 2, 2001, the closing sale price for our common stock was $1.875 per share. As of January 2, 2001, the year's high and low closing prices for our common stock were $42 and $1.875 respectively.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A LOSS OF YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is ______________, 2001.

TABLE OF CONTENTS

                                                                          Page
                                                                          ----
COMPANY SUMMARY...........................................................   5

THE OFFERING..............................................................   5

RISK FACTORS..............................................................   6

FORWARD-LOOKING STATEMENTS................................................  10

USE OF PROCEEDS...........................................................  10

PLAN OF DISTRIBUTION......................................................  11

LEGAL MATTERS.............................................................  12

EXPERTS ..................................................................  12

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................  12


     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information contained in this document may only be accurate on the date of this document. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. Neither the delivery of this prospectus, nor any sale make under this prospectus shall, under any circumstances, imply that the information in this prospectus is correct as of any date after the date of this prospectus.

                                COMPANY SUMMARY

         Datalink.net is a wireless application service provider (w-ASP) that delivers end-to-end wireless data solutions to enterprises and custom data applications to their customers. Datalink.net enables wireless devices that allow enterprises and consumers to customize, respond, and interact with critical data. The Company's XpressLink(TM) technology processes high-speed data content feeds or corporate databases for wireless applications that are compatible with the entire range of wireless devices, networks and protocols.

         Datalink.net markets a suite of products and services for both the B2B (business to business) and B2C (business to consumer) markets. Datalink.net embraces the strategy of addressing both the enterprise and the consumer needs through its two distinct business models: the Business-to-Business (B2B) group and the Business-to-Consumer (B2C) group. The B2B group focuses on three areas that project the greatest amount of growth potential and the greatest need for wireless solutions. Those segments are: field services, financial services and the healthcare industry.

         Datalink.net offers specialized wireless solutions designed to expand the market reach for all enterprises. The company has developed a suite of wireless enablement products and services that give Internet marketers and corporate enterprises a wireless outreach. Currently, the company's enterprise business solutions suite includes: Wireless Bookmark(TM); Auction Engine(TM); Content Engine(TM); Transaction Engine(TM); Intranet Productivity Tool(TM); Custom Wireless Application(TM); and Global Market Pro(TM).

         Datalink.net is continually developing new wireless information services to reflect multiple personal and enterprise information requirements. The company takes wireless information services to the next level by customizing and delivering actionable and time sensitive information wherever that information is most valuable to the customer. The services and applications are device agnostic and protocol independent, integrating seamlessly into every enterprise infrastructure and working with every wireless carrier and all text messaging devices.

         Datalink.net's consumer product line focuses on the device owner as the customer. From critical financial data to information supporting the individual's lifestyle, these products allow customers to receive customized information from real-time data feeds, receive and send messages and other information, as well as set their own parameters for data they wish to receive. Real-time stock quotes, news and sports are but a few examples of the information that customers can receive at scheduled times, intervals or as event driven alerts. Datalink.net's current line of consumer products includes:
QuoteXpress(R), SplitXpress(TM), CompanyNews, MailXpress(TM), MessageX(TM), RumorXpress(TM), InfoXtraII(TM), Net2Go(TM) and RelayXpress(TM).

         Datalink.net, Inc. was formed under the laws of the State of Nevada on June 18, 1996. On June 27, 1996, the Company went public through an acquisition of a public corporation, Datalink Communications Corporation ("DCC"), which was previously Lord Abbott, Inc., a Colorado corporation formed in 1986. Beginning in January of 2001, the Company intends to begin doing business under the "Semotus Solutions, Inc." name. The Board of Directors has approved an amendment to the Articles of Incorporation to change the name of the Company to "Semotus Solutions, Inc.". The Company is holding a Special Shareholders Meeting on January 11, 2001 to get shareholder approval of this amendment. The new name is being proposed to better reflect the Company's enterprise strategy, to emphasize its end-to-end solutions being offered to a broad range of businesses, and to generate a stronger company identity and branding power. Datalink.net's corporate headquarters are located at 1735 Technology Drive, Suite 790, San Jose California 95110. Our telephone number is (408) 367-1700 and our world wide web site is www.datalink.net.

                                 THE OFFERING

Securities offered in this prospectus           3,000,000 shares of common stock

Common stock outstanding:
    Prior to the offering                       15,732,344 shares
    After the offering                          18,732,344 shares (1)

Use of proceeds                         For operating costs, capital
                                        expenditures and working capital needs;
                                        for the development of administrative
                                        and other support services necessary to
                                        support these activities; for
                                        acquisitions; and other general
                                        corporate purposes. However, the Company does not have any specific targets for the use of proceeds at this time.

AMEX trading symbol for common stock          DLK

Risk factors                            This offering involves a high degree of
                                        risk. See "Risk Factors".


(1) The number of shares of common stock to be outstanding after this offering is based on the number of shares outstanding as of December 31, 2000, and excludes:

  - 3,068,683 shares issuable upon the exercise of common stock purchase warrants outstanding as of December 31, 2000;

  - 938,462 shares issuable upon the conversion of Series B convertible preferred stock into common stock as of December 31, 2000;

  -  2,402,020 shares subject to outstanding options as of December 31, 2000;
     and

  - 97,980 shares issuable upon exercise of future options available for grant under our stock option plan as of December 31, 2000.


                                 RISK FACTORS

Investing in the shares is very risky. You should be able to bear a complete loss of your investment. In deciding whether to purchase the shares, you should carefully consider the following factors, among others, as well as information contained in this prospectus, our most recent annual report on Form 10-KSB, and the other documents incorporated by reference into this prospectus:

WE HAVE HISTORICALLY INCURRED LOSSES AND THESE LOSSES MAY INCREASE IN THE
FUTURE.

         We have recorded a net loss for each period since our current business started in 1996. We had a reported loss of approximately $4,162,910 for the six months ended September 30, 2000, and our accumulated deficit at that date was $34,500,819. Because we expect to continue to incur significant sales and marketing, systems development and administrative expenses, we will need to generate significant revenue to become profitable and sustain profitability on a quarterly or annual basis. We may not achieve or sustain our revenue or profit goals and our losses may continue or grow in the future. As a result, we may not be able to increase revenue or achieve profitability on a quarterly or annual basis.

THERE IS NO ESTABLISHED MARKET FOR WIRELESS DATA SERVICES AND WE MAY NOT BE ABLE TO SELL ENOUGH OF OUR SERVICES TO BECOME PROFITABLE.

         The markets for wireless data services are still emerging and continued growth in demand for and acceptance of these services remains uncertain. Current barriers to market acceptance of these services include cost, reliability, functionality and ease of use. We cannot be certain that these barriers will be overcome. Our competitors may develop alternative wireless data communications systems that gain broader market acceptance than our systems. If the market for our services does not grow or grows more slowly than we currently anticipate, we may not be able to attract customers for our services and our revenues would be adversely affected.

WE MAY NOT ACHIEVE PROFITABILITY IF WE ARE UNABLE TO MAINTAIN, IMPROVE AND DEVELOP THE WIRELESS DATA SERVICES WE OFFER.

         We believe that our future business prospects depend in part on our ability to maintain and improve our current services and to develop new ones on a timely basis. Our services will have to achieve market acceptance, maintain technological competitiveness and meet an expanding range of customer requirements. As a result of the complexities inherent in our service offerings, major new wireless data services and service enhancements require long development and testing periods. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new services and service enhancements. Additionally, our new services and service enhancements may not achieve market acceptance. If we cannot effectively maintain, improve and develop services we may not be able to recover our fixed costs or otherwise become profitable.

IF WE DO NOT RESPOND EFFECTIVELY AND ON A TIMELY BASIS TO RAPID TECHNOLOGICAL CHANGE, OUR SERVICES MAY BECOME OBSOLETE AND WE MAY LOSE SALES.

         The wireless and data communications industries are characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. Our services are integrated with wireless handheld devices and the computer systems of our customers. Our services must also be compatible with the data networks of wireless carriers. We must respond to technological changes affecting both our customers and suppliers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our ability to grow and achieve profitability will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

         - effectively use and integrate new wireless and data technologies;
         - continue to develop our technical expertise;
         - enhance our wireless data, engineering and system design services;
         - develop applications for new wireless networks; and
         - influence and respond to emerging industry standards and other changes.

WE DEPEND UPON WIRELESS NETWORKS OWNED AND CONTROLLED BY OTHERS. IF WE DO NOT HAVE CONTINUED ACCESS TO SUFFICIENT CAPACITY ON RELIABLE NETWORKS, WE MAY BE UNABLE TO DELIVER SERVICES AND OUR SALES COULD DECREASE.

         Our ability to grow and achieve profitability partly depends on our ability to buy sufficient capacity on the networks of wireless carriers and on the reliability and security of their systems. We depend on these companies to provide uninterrupted and "bug free" service and would not be able to satisfy our customers' needs if they failed to provide the required capacity or needed level of service. In addition, our expenses would increase and our profitability could be materially adversely affected if wireless carriers were to increase the prices of their services.

WE MAY FAIL TO SUPPORT OUR ANTICIPATED GROWTH IN OPERATIONS WHICH COULD REDUCE DEMAND FOR OUR SERVICES AND MATERIALLY ADVERSELY AFFECT OUR REVENUE.

         Our business strategy is based on the assumption that the number of subscribers to our services, the amount of information they want to receive and the number of services we offer will all increase. We must continue to develop and expand our systems and operations to accommodate this growth. The expansion and adaptation of our customer service and network operations center requires substantial financial, operational and management resources. We may be unable to expand our operations for one or more of the following reasons:

         - we may not be able to locate or hire at reasonable compensation rates qualified engineers and other employees necessary to expand our capacity;
         - we may not be able to obtain the hardware necessary to expand our capacity;
         - we may not be able to expand our customer service, billing and other related support systems; and
         - we may not be able to obtain sufficient additional capacity from wireless carriers.

         Due to the limited deployment of our services to date, the ability of our systems and operations to connect and manage a substantially larger number of customers while maintaining superior performance is unknown. Any failure on our part to develop and maintain our wireless data services as we experience rapid growth could significantly reduce demand for our services and materially adversely affect our revenue.

WE DEPEND ON RECRUITING AND RETAINING KEY MANAGEMENT AND TECHNICAL PERSONNEL WITH WIRELESS DATA AND SOFTWARE EXPERIENCE AND WE MAY NOT BE ABLE TO DEVELOP NEW PRODUCTS OR SUPPORT EXISTING PRODUCTS IF WE CANNOT HIRE OR RETAIN QUALIFIED EMPLOYEES.

         Because of the technical nature of our products and the dynamic market in which we compete, our performance depends on attracting and retaining key employees. Competition for qualified personnel in the wireless data and software industries is intense and finding qualified personnel with experience in both industries is even more difficult. We believe there are only a limited number of individuals with the requisite skills in the field of wireless data communication, and it is becoming increasingly difficult to hire and retain these persons. We have a written employment agreement and key-man life insurance in the face amount of $3 million with Anthony N. LaPine, the Company's chairman, CEO and president. We do not have employment agreements or key-man life insurance with any other officer. The loss of Mr. LaPine or any other officer may have an adverse effect on our business and prospects by depriving us of the management services necessary to operate Datalink.net and achieve profitability.

THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO EFFECTIVELY COMPETE AGAINST CURRENT AND FUTURE COMPETITORS. OUR MARKET IS VERY COMPETITIVE.

         There are a number of competitors who are larger and have much greater resources than we do. Our competitors have more experienced people and larger facilities and budgets than we do. These competitors could use their resources to conduct greater amounts of research and development and to offer services at lower prices than we can. These factors may adversely affect our ability to compete by decreasing the demand for our products and services.

WE MAY NEED TO RAISE ADDITIONAL FUNDS.

         These funds may not be available to us. Alternatively, raising additional funds may dilute your share ownership. We have met capital needs with private sales of securities. However, we cannot assure you that we will not need additional funds, that any needed funds will be available to us at all, or that any available funds will be given on acceptable terms. If we need additional funds, and are unable to raise them, we will not be able to continue our business operations. If we raise funds by selling equity securities, those sales may dilute your share ownership. If we raise funds by forming joint ventures with other companies, we may have to give up some of our rights to certain technologies, products or marketing territories.

OUR PATENTS MAY NOT PROTECT US FROM COMPETITORS.

         Costs of prosecuting and defending patent infringement claims could hurt our business. We currently own a number of patents related to our products, and have applied for additional patents. We are not certain whether any new patents will be granted in the future. Even if we receive additional patents, they may not provide us with protection from competitors. Our failure to obtain patent protection, or illegal use by others of any patents we have or may obtain could adversely affect our business, financial condition and operating results. In addition, the laws of certain foreign countries do not protect proprietary rights to the same extent as the laws of the United States. Claims for damages resulting from any such infringement may be asserted or prosecuted against us. The validity of any patents we have or obtain could also be challenged. Any such claims could be time consuming and costly to defend, diverting management's attention and our resources.

WE MAY BE SUBJECT TO LIABILITY FOR TRANSMITTING INFORMATION, AND OUR INSURANCE COVERAGE MAY BE INADEQUATE TO PROTECT US FROM THIS LIABILITY.

         We may be subject to claims relating to information transmitted over systems we develop or operate. These claims could take the form of lawsuits for defamation, negligence, copyright or trademark infringement or other actions based on the nature and content of the materials. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to cover all costs incurred in defense of potential claims or to indemnify us for all liability that may be imposed.

DISRUPTION OF OUR SERVICES DUE TO ACCIDENTAL OR INTENTIONAL SECURITY BREACHES MAY HARM OUR REPUTATION CAUSING A LOSS OF SALES AND COULD INCREASE OUR EXPENSES.

         A significant barrier to the growth of wireless data services or transactions on the Internet or by other electronic means has been the need for secure transmission of confidential information. Our systems could be disrupted by unauthorized access, computer viruses and other accidental or intentional actions. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. If a third-party were able to misappropriate our users' personal or proprietary information or credit card information, we could be subject to claims, litigation or other potential liabilities that could materially adversely impact our revenue and may result in the loss of customers.

ANY TYPE OF SYSTEMS FAILURE COULD REDUCE SALES, OR INCREASE COSTS OR RESULT IN CLAIMS OF LIABILITY.

         Our existing wireless data services are dependent on real-time, continuous feeds. The ability of our subscribers to obtain data or make securities trades through our service requires timely and uninterrupted connections with our wireless network carriers. Any disruption could result in delays in our subscribers' ability to receive information or execute trades. There can be no assurance that our systems will operate appropriately if we experience a hardware or software failure or if there is an earthquake, fire or other natural disaster, a power or telecommunications failure, an act of God or an act of war. A failure in our systems could cause delays in transmitting data, and as a result we may lose customers or face litigation that could involve material costs and distract management from operating our business.

AN INTERRUPTION IN THE SUPPLY OF PRODUCTS AND SERVICES THAT WE OBTAIN FROM THIRD PARTIES COULD CAUSE A DECLINE IN SALES OF OUR SERVICES.

         In designing, developing and supporting our wireless data services, we rely on wireless carriers, wireless handheld device manufacturers, content providers and software providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our services unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes. In addition, we rely on the ability of our content providers to continue to provide us with uninterrupted access to the news and financial information we provide to our customers. The failure of third parties to meet these criteria, or their refusal or failure to deliver the information for whatever reason, could materially harm our business.

NEW LAWS AND REGULATIONS THAT IMPACT OUR INDUSTRY COULD INCREASE OUR COSTS OR REDUCE OUR OPPORTUNITIES TO EARN REVENUE.

         We are not currently subject to direct regulation by the Federal Communications Commission or any other governmental agency, other than regulations applicable to businesses in general. However, in the future, we may become subject to regulation by the FCC or another regulatory agency. In addition, the wireless carriers who supply us airtime are subject to regulation by the FCC and regulations that affect them could increase our costs or reduce our ability to continue selling and supporting our services.

OUR STOCK PRICE, LIKE THAT OF MANY TECHNOLOGY COMPANIES, MAY BE VOLATILE.

         We expect that the market price of our common stock will be volatile. We are involved in a highly visible, rapidly changing industry and stock prices in our and similar industries have risen and fallen in response to a variety of factors, including:

         - announcements of new wireless data communications technologies and new providers of wireless data communications;
         - acquisitions of or strategic alliances among providers of wireless data communications;
         - changes in recommendations by securities analysts regarding the results or prospects of providers of wireless data communications; and
         - changes in investor perceptions of the acceptance or profitability of wireless data communications.

WE DO NOT PLAN TO PAY ANY DIVIDENDS.

         Our shares should not be purchased by investors who need income from their holdings. We intend to retain any future earnings to fund the operation and expansion of our business. We do not anticipate paying cash dividends on our shares in the future. As a result, our common stock is not a good investment for people who need income from their holdings.

THE RESALES OF OUR COMMON STOCK RECENTLY REGISTERED COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE OF OUR SHARES.

         We recently registered 3,171,810 shares of common stock subject to resale by certain security holders of Datalink.net. Up to 1,283,350 of those shares are issuable upon the exercise of warrants and up to 938,462 of those shares are issuable upon the conversion of Series B Convertible Preferred Stock. We are unable to predict the effect that sales of these shares may have on the then prevailing market price of our shares. It is likely that market sales of large amounts of Datalink.net shares (or the potential for those sales even if they do not actually occur) will have the effect of depressing the market price of our shares.


                          FORWARD-LOOKING STATEMENTS

     This prospectus contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. All statements, other than statements of historical facts, included in, or incorporated by reference into this prospectus, are forward-looking statements. In addition, when used in this document, the words "anticipate", "estimate", "project", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to various risks or uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Although we believe that the expectations reflected in these forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results unless required by law.

                                USE OF PROCEEDS

Proceeds from this offering will be used for general operating costs, capital expenditures and working capital needs; for the development of administrative and other support services necessary to support these activities; for acquisitions; and other general corporate purposes as necessary. However, the Company does not have any specific targets for the use of proceeds at this time.

                             PLAN OF DISTRIBUTION

We may offer our common stock:

-    directly to purchasers;

-    to or through underwriters;

-    through dealers, agents or institutional investors; or

-    through a combination of such methods.

     Regardless of the method used to sell the securities, we will provide a prospectus supplement that will disclose:

- the identity of any underwriters, dealers, agents or investors who purchase the securities;

- the material terms of the distribution, including the amount sold and the consideration paid;

- the amount of any compensation, discounts or commissions to be received by the underwriters, dealers or agents;

- the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

- the nature of any transaction by an underwriter, dealer or agent during the offering that is intended to stabilize or maintain the market price of the securities.

     We may sell our common stock at fixed prices, which may change, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

     In connection with the sale of our common stock, underwriters may receive compensation from us or from purchasers of our common stock in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of our common stock may be deemed to be underwriters. Discounts or commissions they receive and any profit on their resale of our common stock may be considered underwriting discounts and commissions under the Securities Act of 1933.

     We may agree to indemnify underwriters, dealers and agents who participate in the distribution of our common stock against various liabilities, including liabilities under the Securities Act of 1933. We may also agree to contribute to payments, which the underwriters, dealers or agents may be required to make in respect of these liabilities. We may authorize dealers or other persons who act as our agents to solicit offers by various institutions to purchase our common stock from us under contracts, which provide for payment and delivery on a future date. We may enter into these contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. If we enter into these agreements concerning our common stock, we will indicate that in the prospectus supplement.

     In connection with an offering of our common stock, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position in our common stock for their own account. In addition, underwriters may bid for, and purchase, our common stock in the open market to cover short positions or to stabilize the price of our common stock. Finally, underwriters may reclaim selling concessions allowed for distributing our common stock in the offering if the underwriters repurchase previously distributed common stock in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of our common stock above independent market levels. Underwriters are not required to engage in any of these activities and may end any of these activities at any time. Agents and underwriters may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

                                 LEGAL MATTERS

          The legality of the shares offered hereby is being passed upon for Datalink.net by:

               Greenberg, Glusker, Fields, Claman, Machtinger & Kinsella LLP 1900 Avenue of the Stars, Suite 2100
               Los Angeles, California 90067.


                                    EXPERTS

          The annual financial statements incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, incorporated by reference herein, and are incorporated herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

          The following documents filed by Datalink.net with the Commission are incorporated herein by reference:

          (a) Datalink.net's annual report on Form 10-KSB for the fiscal year ended March 31, 2000 (SEC File No. 1-15569).

          (b) Datalink.net's quarterly report on Form 10-QSB for the quarter ended September 30, 2000 (SEC File No. 1-15569).

          (c) Datalink.net's quarterly report on Form 10-QSB for the quarter ended June 30, 2000 (SEC File No. 1-15569).

          (d)  Datalink.net's Form 8-K filed on October 16, 2000.

          (e) Datalink.net's Proxy Statements for its Annual Meeting held on August 14, 2000 and the Special Meeting to be held on January 11, 2001.

          (f) The description of Datalink.net's shares contained in the registration statement on Form 8-A filed on December 15, 2000.

          All reports and other documents subsequently filed by Datalink.net with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities covered by this prospectus have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


                             AVAILABLE INFORMATION

          Datalink.net is subject to certain informational reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Securities and Exchange Commission. These reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024 of the SEC's office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549, and at its regional offices located at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661. Copies of such reports, proxy statements and other information can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 at prescribed rates. The SEC maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically. Additional updating information with respect to the securities covered herein may be provided in the future to purchasers by means of appendices to this prospectus.

          Datalink.net has filed with the SEC in Washington, DC a registration statement under the 1933 Act with respect to the securities offered or to be offered hereby. This prospectus does not contain all of the information included in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the SEC. For further information about Datalink.net and the securities offered hereby, reference is made to the registration statement and the exhibits thereto. The registration statement has been filed electronically through the SEC's Electronic Data Gathering, Analysis and Retrieval System and may be obtained through the SEC's Web site (http://www.sec.gov.).

          Datalink.net will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of such person, a copy of any document incorporated herein by reference, excluding exhibits. Requests should be made to Datalink.net, Inc. 1735 Technology Drive, Suite 790, San Jose, California 95110, telephone (408) 367-1700, and directed to the attention of Charles K. Dargan, Chief Financial Officer.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          The following expenses incurred in connection with the sale of the securities being registered will be borne by the Registrant. Other than the registration fee, the amounts stated are estimates.

          Registration Fees........................................... $1,500.00
          Legal Fees and Expenses..................................... $1,500.00
          Accounting Fees and Expenses................................ $2,500.00
          Miscellaneous............................................... $  200.00
                                                                       ---------
          TOTAL....................................................... $5,700.00

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of Datalink.net is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

          (a) Subsection (1) of Section 78.751 of the Nevada Corporation Law empowers a corporation to "indemnify any person who is a party or is threatened to be made a party to any threatened pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful."

          Subsection (2) of Section 78.751 empowers a corporation to "indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses as the court deems proper."

          Subsection 78.751(3) further provides that "to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter herein he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     (b) Article VII of Datalink.net's Articles of Incorporation provides that Datalink.net is authorized to indemnify directors, officers, employees and agents to the full extent allowed for under the Nevada Business Corporation Act.

     (c) Article XI of the Articles of Incorporation of Datalink.net provides that no director, officer or stockholder of Datalink.net shall be personally liable for damages for breach of fiduciary duty as a director or officer; provided, that this provision shall not eliminate liability of a director or officer for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or payments or distributions in violation of Nevada law.

ITEM 16.  EXHIBITS.


Exhibit
Number          Description
-------         -----------

5.1 Opinion of Greenberg Glusker Fields Claman & Machtinger LLP regarding the legality of the securities being registered.

23.1            Consent of BDO Seidman, LLP.

23.2 Consent of Greenberg Glusker Fields Claman & Machtinger LLP (contained in Exhibit 5.1).

24.1 Power of Attorney (contained in the signature page hereof).

________________________________________________________________________________


                             ITEM 17. UNDERTAKINGS

(1)  We hereby undertake:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

          (ii) To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of securities at that time shall be deemed to be the initial bona fide offering.

     (c) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(2) We hereby undertake that, for the purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

     (other than our payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4)  We also undertake that we will:

     (a) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under the Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

     (b) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that our company meets all of the requirements for filing on Form S-3 and we have authorized this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in San Jose, California, on January 4, 2001.


                                     By: /s/ Anthony N. LaPine
                                         Anthony N. LaPine,
                                         President and Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL ME BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony N. LaPine and Charles K. Dargan his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      SIGNATURES                                  TITLE                              DATE
      ----------                                  -----                              ----
/s/ Anthony N. LaPine              Chief Executive Officer, President and      January 4, 2001
Anthony N. LaPine                  Chairman of the Board

/s/ Frederick M. Hoar              Director                                    January 4, 2001
Frederick M. Hoar

/s/ Charles K. Dargan, II          Director; Chief Financial and Accounting    January 4, 2001
Charles K. Dargan, II              Officer

/s/ Jason Pavona                   Director                                    January 4, 2001
Jason Pavona